Exhibit 21-Subsidiaries

Subsidiary List
Earth Biofuels, Inc.

The following is a list of subsidiaries of Earth Biofuels, Inc. (the parent), which are included in the financial statements on a consolidated basis.

Percent Owned	State of Incorporation or Organization	Year of Incorporation
Earth LNG, Inc. (formerly Apollo LNG, Inc.)	Texas	(2005)
100%

Earth Ethanol, Inc.	Delaware	(2006)
100%

Durant Biofuels, LLC	Oklahoma	(2005)
100%

Earth Biofuels Distribution Co. (formerly The Wing Sail Company d/b/a Distribution Drive)	Texas	(2002)
100%

Earth Biofuels Operating, Inc.	Mississippi	(2005)
100%

Earth Biofuels Technology Company, LLC d/b/a Advanced Biofuels Technology Company, LLC	Texas	(2006)
50%

American Earth Fuels Company, LLC (Dissolved in 2007)	Texas	(2006)
100%

Earth Biofuels of Cordele, LLC	Georgia	(2006)
50%

Earth Biofuels Retail Fuel Company, LLC	Texas	(2007)
100%

EBOF GP, LLC	Texas	(2006)
100%

Applied LNG Technologies USA, LLC	Delaware	(1995)
100% Earth LNG, Inc.

Earth Leasing, Inc. (formerly Alternative Dual Fuels, Inc. d/b/a Apollo Leasing, Inc.)	Texas	(1993)
100% Applied LNG Technologies USA, LLC

Fleet Star, Inc.	Delaware	(1992)
100% Applied LNG Technologies USA, LLC

Arizona LNG, LLC	Nevada	(2004)
100% Earth LNG, Inc.

Earth Ethanol of Washington, LLC	Delaware	(2006)
100% Earth Ethanol, Inc.